UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21,2021

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Innovation Parkway Baton Rouge, LA	70820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-518-3748

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained under the heading in Item 5.02 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

On April 16th, 2021, Adhera Therapeutics, Inc. (the “Company”) issued to an existing investor in and lender to the Company a 10% original issue discounted Senior Secured Convertible Promissory Note for a purchase price of $60,000(the “Note”). Additionally, the Company issued to the investor 800,000 warrants to purchase the Company’s common stock at an exercise price of $0.105 per share (the “Warrant”).

Pursuant to the Note, the Company promises to pay the principal sum of the Note to the noteholder on the date that is the six-month anniversary of the original issue date, or such earlier date as the Note is required or permitted to be repaid as provided thereunder, and to pay interest to the noteholder on the aggregate unconverted and then outstanding principal amount of the Note in accordance with the provisions thereof. Interest shall accrue on the aggregate unconverted and then outstanding principal amount of the Note at the rate of 10% per annum, calculated based on a 360-day year and shall accrue daily commencing on the original issue date until payment in full of the outstanding principal (or conversion to the extent applicable), together with all accrued and unpaid interest, liquidated damages and other amounts which may become due thereunder, has been made.

The Note is convertible, in whole or in part, at any time, and from time to time, into shares of the common stock of the Company at the option of the noteholder at a conversion price of $0.075 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 70% of the then conversion price. The conversion price shall also be adjusted upon subsequent equity sales by the Company. The obligations of the Company under the Note are secured by a senior lien and security interest in all assets of the Company.

The foregoing summaries of the material terms of the form of Note and the form of Warrant are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 relating to the issuance of the Note, and the execution and delivery of the Security Agreement, are hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth under Item 1.01 relating to the issuance of the Note and the Warrant are hereby incorporated by reference. The issuance of the Note and the Warrant was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Trond K. Waerness as a Director

On April 20, 2021, the Board of Directors of the Company appointed Trond K. Waerness to serve as a member of the Board of Directors. Mr.Waerness, 53, is a pharmaceutical executive who has worked in the industry since 1998, with experience in all aspects of pharmaceutical commercialization. He has worked for Glaxo-Wellcome, Novartis, Cornerstone Biopharma, Jobson Healthcare, Rx Sample Solutions, and MedVantx. He has held senior leadership roles in sales, sales management, business development, operations, and marketing on both the manufacturer and vendor side. He has a proven track record of success in all of his positions and since 2016 has founded/co-founded three successful and profitable pharma services companies that he currently oversees operations of. He received his leadership education in the Royal Norwegian Armed Forces’ officer school and his undergraduate business education at the Lundy-Fetterman School of Business at Campbell University.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Promissory Note.
4.2	Form of Warrant
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHERA THERAPEUTICS, INC.

April 23, 2021	By:	/s/ Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Promissory Note.
4.2	Form of Warrant
99.1	Press Release